EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Dover Holding Corporation

We hereby consent to the incorporation in this Form 10 of Dover Holding Corporation, of our report dated March 7, 2008, with respect to the financial statements of Dover Holding Corporation for the years ended December 31, 2007 and 2006.

/s/ Demetrius & Company L.L.C.
Demetrius & Company L.L.C.

 November 19, 2008